EXHIBIT 10.2
EXTENSION LETTER
February 11, 2008
Bell Microproducts Inc.
Total Tec Systems, Inc.
Bell Microproducts — Future Tech, Inc.
Rorke Data, Inc.
Bell Microproducts Canada — Tenex Data ULC
Forefront Graphics US Inc.
Bell Microproducts Canada Inc.
1941 Ringwood Avenue
San Jose, California 95131
Ladies and Gentlemen:
     Reference is made to that certain Loan and Security Agreement dated as of May 14, 2001 as amended (the “Loan Agreement”) among each of you, the financial institutions party thereto as Lenders, Wachovia Capital Finance Corporation (Western) in its capacity as administrative, collateral and syndication agent for Lenders (“Administrative Agent”) and certain other agents for Lenders, and to that certain Amendment and Consent Letter dated January 26, 2007 as amended (the “Consent”). Unless otherwise defined herein, any capitalized terms defined in the Loan Agreement shall have the same meanings as used herein.
     You have requested an extension of the March 17, 2008 deadline for furnishing your 2006 audited financial statements as set forth in Section 3 of the Consent (as amended by the Ninth Amendment to Loan and Security Agreement dated as of September 27, 2007) and an extension of the March 30, 2008 deadline for furnishing your 2007 audited financial statements as set forth in clause (iii) of Section 9.6(a) of the Loan Agreement. Administrative Agent and the undersigned Required Lenders are willing to accommodate such request subject to the terms and conditions set forth below. Accordingly, Section 3 of the Consent is hereby amended and restated to read in its entirety as follows:
“3. 2006 and 2007 Year End Audited Financial Statements. With respect to clause (iii) of Section 9.6(a) of the Loan Agreement, the deadlines for furnishing Administrative Agent with the audited consolidated financial statements of Borrower Agent and its Subsidiaries for the fiscal year ended December 31, 2006 and for the fiscal year ended December 31, 2007 (and related documents), is hereby extended to September 30, 2008. This extension shall apply only to such audited consolidated financial statements for the fiscal years then ended, and the deadlines for all other financial statements required in Section 9.6(a) of the Loan Agreement shall remain in full force and effect.”

     Additionally, Section 10.1(s) of the Loan Agreement (as added in Section 2 of the Consent) is hereby amended and restated to read in its entirety as follows:
     “(s) Borrower Agent is not both registered under Sections 12(b) or 12(g) of the Securities and Exchange Act of 1934 and listed on NASDAQ at any time after September 30, 2008.”
     In consideration of the foregoing extensions, you shall pay Administrative Agent (a) an extension fee in the amount of $35,000 for the benefit of Lenders based upon their respective Pro Rata Shares, which extension fee shall be due and payable on the date on which this Extension Letter becomes effective (as provided below) and shall be fully earned by Lenders on that date, and (b) the fee set forth in that certain Fee Letter of even date herewith among you and Administrative Agent (or alternatively, Administrative Agent may charge such fees as a Revolving Loan under the Loan Agreement). This Extension Letter shall become effective when it has been executed (where provided below) by each of you and by Administrative Agent and Required Lenders, and delivered by each of you and Required Lenders to Administrative Agent.
     Subject to the foregoing conditions, this letter shall amend and modify the Loan Agreement and the Consent as specifically set forth above, and except for such specific amendment and modification, all of the terms and provisions of the Loan Agreement, the Consent and other Financing Agreements shall remain in full force and effect and are hereby ratified and confirmed.

Very truly yours,

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Administrative Agent and Lender

By:	/s/ Gary Whitaker

Gary Whitaker, Director

BANK OF AMERICA, N.A., as Lender

By:	/s/ Robert M. Dalton

Name:	Robert M. Dalton

Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as Lender

By:	/s/ Kirk Wolverton

Name:	Kirk Wolverton

Title:	Vice President

Accepted and agreed this
11th day of February, 2008:
BELL MICROPRODUCTS INC.
TOTAL TEC SYSTEMS, INC.
BELL MICROPRODUCTS — FUTURE TECH, INC.
RORKE DATA, INC.
BELL MICROPRODUCTS CANADA — TENEX DATA ULC
FOREFRONT GRAPHICS US INC.
BELL MICROPRODUCTS CANADA INC.

By:	/s/ Jim Illson

Jim Illson, COO and President-Americas